                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                            -----------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 16, 2001

                                  CMGI, Inc.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)



Delaware                              000-23262                04-2921333
---------------------------    ------------------          -------------------
(State or other juris-              (Commission              (IRS Employer
diction of incorporation)           File Number)           Identification No.)

100 Brickstone Square, Andover, MA                          01810
------------------------------------------                ----------
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (978) 684-3600

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

     The Board of Directors of CMGI, Inc., a Delaware corporation (the "Company"), has been contacted by certain of the holders of its Series C Convertible Preferred Stock (the "Series C stock") regarding the potential restructuring or retirement of all or a portion of the Series C stock. The Company intends to engage an investment banker regarding possible resolutions that would be in the best interests of the Company. There can be no assurance that any discussions will result in a restructuring or retirement of the Series C stock.

     The following is a brief description of some of the terms of the Series C stock. This description is qualified in all respects by reference to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock and the Certificate of Correction in respect thereto (collectively, the "Certificate of Designations") which are filed as exhibits to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 7, 1999.

     On June 29, 1999, the Company sold and issued 375,000 shares of Series C stock in a private placement in exchange for $375,000,000. The Certificate of Designations separates the 375,000 shares of Series C stock into three separate tranches of 125,000 shares each designated as "tranche 1," "tranche 2," and "tranche 3." The shares in each tranche have identical rights and preferences to shares in the other tranches, except as to conversion price as set forth below.

     The Company pays a semiannual dividend on the Series C stock of 2% per annum, in arrears, on June 30 and December 30 of each year beginning on December 30, 1999, in cash or, at the Company's option, through an adjustment to the liquidation preference per share of the Series C stock. Such adjustments, if any, will also increase the number of shares of common stock into which the Series C stock is convertible. Each tranche of the Series C stock has a separate conversion price: tranche 1 shares have a conversion price of $45.72 per share; tranche 2 shares have a conversion price of $37.58 per share; and tranche 3 shares have a conversion price of $37.66 per share. The conversion price for each tranche is subject to adjustment for certain actions taken by the Company as more fully explained in the Certificate of Designations. The Series C stock may be converted into common stock by the holders at the fixed prices set forth above at any time prior to June 30, 2002. On June 30, 2002, any outstanding shares of Series C stock automatically convert into common stock at a conversion price equal to the average of the closing bid prices of the common stock on the ten consecutive trading days ending on the trading day prior to June 30, 2002. Subject to certain limitations, when converted, the shares of Series C stock convert into the number of shares of common stock determined by taking the $1,000 per share initial stated value of such shares of Series C stock, adding to such initial stated value per share any completed or accrued dividend adjustments to the liquidation preference per share of the Series C Convertible Preferred Stock as set forth above, and dividing such sum by the applicable conversion price. As of December 30, 2000, the liquidation preference was $1,030.06 per share, as a result of past adjustments. The Series C stock is redeemable at the option of the holders upon the occurrence of certain events.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: January 16, 2001         CMGI, Inc.
                               ----------
                               (Registrant)

                               By:  /s/ Andrew J. Hajducky III
                                   -----------------------------------
                                 Andrew J. Hajducky III
                                 Executive Vice President, Chief Financial
                                 Officer and Treasurer